Designated Filer: Feinberg, Larry N.
Issuer & Ticker Symbol: Vermillion, Inc. (VRML)
Date of Event Requiring Statement: December 19, 2013

Joint Filer Information and Signatures

Joint Filers:

1.	Name:	Oracle Partners, L.P.
	Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE PARTNERS, L.P.

By: ORACLE ASSOCIATES, LLC, its general partner

		By: /s/ Larry N. Feinberg		December 23, 2013
		Name:	Larry N. Feinberg	Date
		Title:	Managing Member

2.	Name:	Oracle Ten Fund Master, LP
	Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE TEN FUND MASTER, LP

By: ORACLE ASSOCIATES, LLC, its general partner

		By: /s/ Larry N. Feinberg		December 23, 2013
		Name:	Larry N. Feinberg	Date
		Title:	Managing Member

3.	Name:	Oracle Associates, LLC
	Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE ASSOCIATES, LLC

		By: /s/ Larry N. Feinberg		December 23, 2013
		Name:	Larry N. Feinberg	Date
		Title:	Managing Member

Designated Filer: Feinberg, Larry N.
Issuer & Ticker Symbol: Vermillion, Inc. (VRML)
Date of Event Requiring Statement: December 19, 2013

4.	Name:	Oracle Investment Management, Inc.
	Address:	200 Greenwich Avenue, Greenwich CT 06830

ORACLE INVESTMENT MANAGEMENT, INC.

		By: /s/ Larry N. Feinberg		December 23, 2013
		Name:	Larry N. Feinberg	Date
		Title:	President and Director